UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 17, 2016

PASSUR AEROSPACE, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 20, 2016, PASSUR Aerospace, Inc. (the “Company”) announced that Louis J. Petrucelly, age 42, has been appointed as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Petrucelly assumed the role of Chief Financial Officer effective October 17, 2016, succeeding David M. Henderson, who, on the effective date, was promoted to Chief Product Officer.

From August 2012 through September 2016, Mr. Petrucelly served as Chief Financial Officer of Falconstor Software Inc. (“Falconstor”), a leading software-defined storage company. He served as Falconstor’s Director of Finance from March 2008 to May 2012 and as Acting Chief Financial Officer from May 2012 to August 2012. Mr. Petrucelly had been with Falconstor since March 2007. Mr. Petrucelly previously worked at the Company when he served as CFO from 2002 to 2004. He holds a B.S. from the C.W. Post Campus of Long Island University.

Mr. Petrucelly will receive an annual base salary of $260,000 and was granted the option to acquire 100,000 shares of the Company’s stock (as approved by the Company’s Board of Directors), which has a five-year vesting period and was priced at the price of the Company’s stock on October 17, 2016, Mr. Petrucelly’s date of hire.

Mr. Petrucelly also will be eligible for the standard Company benefits, including participation in the Company’s 401K program. The Company and Mr. Petrucelly will also enter into an agreement which would provide for payment of twelve months of base salary under certain circumstances in the event of a change-of-control. Mr. Petrucelly is also subject to the customary non-compete and confidentiality agreement.

There was no arrangement or understanding between Mr. Petrucelly and any other person(s) pursuant to which he was appointed as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. There are no family relationships between Mr. Petrucelly and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions or any currently proposed transactions (other than Mr. Petrucelly’s compensation), in which the Company was or is to be a party in which the amount involved exceeds $120,000, and in which Mr. Petrucelly had or will have a direct or indirect material interest.

The text of the press release issued by the Company is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated October 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By: /s/ James T. Barry
Name: James T. Barry
Title: President and Chief Executive Officer

Date:  October 20, 2016